EXHIBIT 23(ii)






                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 1994, in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-52521) and related Prospectus of United Dominion Realty Trust, Inc. for the registration of $75,000,000 of Notes and to the incorporation by reference therein of our report dated February 24, 1993, with respect to the financial statements and schedules of United Dominion Realty Trust, Inc. included and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.


We further consent to the incorporation by reference of our report dated May 18, 1993, with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of Orange Orlando and Foxcroft Properties for the year ended December 31, 1992, filed with the Securities and Exchange Commission on Form 8-K/A dated May 20, 1993.




                                                /s/ Ernst & Young

                                                Ernst & Young

Richmond, Virginia
March 25, 1994